Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Franco-Nevada Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)		Maximum Aggregate Offering Price (2)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward (3)
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value	457(c)	1,777,278	US$	151.06	US$	268,475,614.68	0.0000927	US$	24,887.69
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						US$	268,475,614.68		US$	24,887.69
	Total Fees Previously Paid										–
	Total Fee Offsets										–
	Net Fee Due									US$	24,887.69

(1) Plus such additional common shares as may be issued by reason of stock splits, stock dividends and similar transactions.

(2) Based on the average of the high and low prices of the common shares of Franco-Nevada Corporation on May 6, 2022 on the New York Stock Exchange, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Shares, no par value (3)	2,500,000 (4)	US$	174,950,000	Form F-3	333-225687	June 15, 2018

(3) No registration fee is payable in connection with the 2,500,000 Common Shares that were previously registered under Form F-3 (File No. 333-225687) which was initially filed with the Securities and Exchange Commission on June 15, 2018 and became effective on June 15, 2018 (the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 1,777,278 Common Shares that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $24,887.69.

(4) 722,722 Common Shares registered under the Prior Registration Statement that remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act (such Prior Registration Statement, as amended by this registration statement, the “Combined Registration Statement”). The amount of securities previously registered under the Prior Registration Statement that were offered and sold before the effective date of this registration statement are not included in the prospectus for the Combined Registration Statement.